Exhibit 99.1

 CTC MEDIA TO PRESENT AT JPMORGAN EMEA EQUITY CONFERENCE IN LONDON

MOSCOW   —   January 24, 2007 — CTC Media, Inc. (Nasdaq: CTCM) announced today that Nilesh Lakhani, Chief Financial Officer, will present at the 4th Annual JPMorgan EMEA Equity One-on-One Conference, being held January 25-26, 2007 in London. The conference format is individual one-on-one meetings. There will be no formal presentation.

A copy of the slide presentation that the Company will have on hand at the conference will be available January 25 on the investor relations portion of CTC Media’s web site, located at www.ctcmedia.ru.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, which reaches approximately 100 million people through more than 330 affiliate stations, including 17 owned-and-operated stations; and the Domashny television network, which reaches approximately 58 million people through more than 210 affiliate stations, including seven owned-and-operated stations. The Company is traded on The Nasdaq National Market under the symbol: CTCM. For more information on CTC Media, please visit: www.ctcmedia.ru.

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Contacts:

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi or Todd St.Onge (investors)
+1 212 986 6667